21.1
                           Subsidiaries of Registrant

                             Greenbriar Corporation
                                  Subsidiaries


American Care Properties I, Inc.
American Care Communities of Sanford, Inc.
American Care Communities of Florida, Inc.
American Country Time, Inc.
American Care Communities, Inc.
Assisted Lending, Inc.
Berne Village, Inc.
CareAmerica, Inc.
Carolina Care Communities, Inc.
Complete Corporation
Crown Pointe, Inc.
Crown Pointe Development - Corona (LP)
Equivest Roswell Square, Inc.
Equivest, Inc.
Equivest West, Inc.
Equivest Fairington, Ltd.
Equivest Oak Tree, Ltd.
Equivest Properties, Inc.
Graybrier, Inc.
Greenbriar Payroll Company
Greenbriar Leasing Corporation
Greenbriar Financial Corporation
Harlingen Retirement LC
Hermiston Assisted Living, Inc.
Kellway Corporation
King City Retirement Corporation
Lake James, Inc.
Lewiston Group LLC
Liberty Acquired Brain Injury Habilitation Services, Inc.
Lincolnshire Partners
Maranatha Manor of Spartanburg, Inc.
Medical Concepts, Inc.
MRC Assisted Living, Inc.
Neawanna By The Sea Limited Partnership
Oak Harbor Retirement Center, Inc.
Oak Harbor Retirement Center LP
Paradise-Greenbriar, Inc.
Remuda Acquisition Corp.
Residential Healthcare Properties, Inc.
Residential Healthcare Properties of Texas, Inc.
Retirement Housing Associates (LP)
Rose Arbor of Ocala, Inc.
Rose Garden Estates LLC
Rose Manor of Cary, Inc.
Rose Tara Plantation, Inc.
Rose Terrace of Wendell, Inc.
Roswell Retirement Ltd. Co.
Roswell Senior Apartments Ltd. Co.
RRSP, Inc.
Sweetwater Springs Group, LLC
Tara Management, Inc.
The Greenbriar at Sherman, Inc.
The Terrace Retirement, Inc.
The Greenbriar at Muskogee, Inc.
The Denison-Greenbriar Inc.
The Briarcliff at Texarkana, Inc.
Transferco, Inc.
Villa Residential Care Homes - Corpus Christi South LP
Villa Residential Care Homes -Arlington L. L.P. (49%)
Villa Residential Care Homes - Granbury LP
Villa Residential Care Homes, Inc.
Villa Del Rey-Roswell Limited Partnership
Villa Residential Care Homes - Oak Park, L.P.
Villa Residential Care Homes - Forth Worth, L.P.
Villa Del Rey-Seaside, Inc.
VLS & Associates, Inc.
Wedgwood Corporation
Wedgwood Retirement Inns, Inc.
Windsor House Florence, Inc.
Windsor House West, Inc.
Windsor House Greenville, LLC